Exhibit 99.1

     MDI, Inc. Names Robert E. McCann III as a New Board Member;
       McCann Brings Extensive Experience and Contacts with the
                  Financial and Investment Community

    SAN ANTONIO--(BUSINESS WIRE)--Aug. 23, 2006--MDI, Inc. (NASDAQ:MDII), the leading manufacturer of Unified Technology(TM) solutions for the security industry, today announced that Robert E. McCann III has been added to its board of directors, increasing the size of its board to 6 members.
    Mr. McCann has been a successful Executive in the Financial and Investment industry for over 13 years and is currently the Co-founder and Managing Partner of the MBA Financial Group, LLC, a full service national investment advisory firm with access to all major investment markets. At MBA, he is responsible for formulating investment strategies, managing key accounts and directing the day to day operations of the company. Prior to MBA, Mr. McCann served as Sr. Vice President of Investments for GunnAllen Financial and served in a similar capacity for Morgan Stanley, where he managed both retail and institutional transactions.
    During his tenure at GunnAllen, Mr. McCann was instrumental in achieving consistent revenue growth while assisting in the development and training of future corporate leaders. He also assisted GunnAllen in securing several rounds of investment capital to facilitate their expansion and was recognized across the industry as a "turnaround specialist" for seeking out troubled businesses with solid strategic offerings and contributing his business knowledge to their success and growth.
    In his final year at GunnAllen, Mr. McCann's book of business, which included initial public offerings and syndicate products, continued to rank in the top two percent for the company. Prior to his career in finance, Mr. McCann was a successful entrepreneur, owning and operating retail service business locations in the Southeast Region of the United States.
    "Robert's extensive experience with the investment community, as well as his financial and accounting expertise will add to the board's strengths in those areas and benefit our stockholders," CEO J. Collier Sparks said.
    "Over the last several years, I have extensively researched the numerous fortune 100 companies that are active on the M & A front in order to gain a foothold and a large client base in the Security Industry," stated Mr. McCann. "It is with this knowledge that I have gained the complete understanding of the "Convergence" that is taking place in the IT security and physical security systems industries. My research has led me directly to MDI as an organization that not only fully understands the tremendous range of opportunities at hand, but also has exceptional leadership to capitalize on the extraordinary amount of investments that are being made in the Security Industry. It is my firm belief that MDI posses the understanding, the technology, the passion and conviction to fulfill the security needs within our ever changing world. I look forward to working with the Board of Directors in their efforts to brand and systematically deploy the unified "ONE" technology into additional multi-channel commercial applications," he concluded.

    About MDI, Inc.

    MDI (NASDAQ:MDII) manufactures security technology solutions designed to protect people, facilities and assets. These solutions are united by ONE Technology. ONE Technology unifies security point products, systems and subsystems into a common management platform. Far beyond the Integrated Security Management software promoted by industry competitors, ONE delivers an open architecture environment that adapts each individual application and device into its platform -- promoting global collaboration as ONE system. The MDI product family currently protects over 8 million alarm points across the globe for many of the world's most recognized organizations including Microsoft, MBNA Worldwide, John Deere, Pepsi, FBI, TSA, Fidelity Investments, Bureau of Engraving & Printing, American Express, Department of Defense, IRS, Disney, Smithsonian Institution and MIT to name a few. For more information on MDI or its diversified line of security products, please visit www.mdisecure.com.

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

    CONTACT: MDI, Incorporated, San Antonio
             Investor Relations:
             Richard A. Larsen, 210-582-2664
             Richard.Larsen@mdisecure.com
             or
             Media Contact:
             Michael M. Garcia, 210-477-5400
             Mike.Garcia@mdisecure.com